EXHIBIT 10.1

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into on November 8, 2019 between NV5 Global, Inc., a Delaware corporation (“Parent”) and Geospatial Holdings Inc., a Delaware corporation (the “Company”).
WHEREAS, on November 6, 2019, Parent, the Company, NV5 Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, and Arlington Capital Partners III, L.P., a Delaware limited partnership, solely in its capacity as representative for the Sellers entered into an Agreement and Plan of Merger (the “Agreement”).
WHEREAS, Section 9.7 of the Agreement provides that, prior to the Closing (as defined in the Agreement), the Agreement may be amended by a written instrument signed by Parent and the Company.
WHEREAS, Parent and the Company wish to amend the Agreement to change the date referenced in Section 2.1 from December 6, 2019 to December 20, 2019.
Accordingly, the parties to this Amendment agree to modify and amend the Agreement in the manner set forth in this Amendment effective as of November 6, 2019.
1.Section 2.1 of the Agreement shall be amended to replace the reference to December 6, 2019 with December 20, 2019.
2.Except as expressly modified by this Amendment, the terms and provisions of the Agreement, as amended, shall continue to be and shall remain in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.
PARENT:
NV5 GLOBAL, INC.
By:    /s/ Richard Tong
Name: Richard Tong
Title: Executive Vice President
THE COMPANY:
GEOSPATIAL HOLDINGS INC.
By:    /s/ Mark G. Abatto
Name: Mark G. Abatto
Title: CFO/COO